Exhibit 10.1

STANDBY PURCHASE AGREEMENT

This STANDBY PURCHASE AGREEMENT (this “Agreement”) is made and entered into on August 8, 2023, by and among Mark Tkach (“Tkach”), William Coulter (“Coulter”) and Stone House Capital Management, LLC, a Delaware limited liability company (“Stone House” and, collectively with Tkach and Coulter, the “Standby Purchasers”), and RumbleOn, Inc., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, the Company proposes to distribute, at no charge, to each holder of record of the Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), of the Company and the Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), of the Company as of a record date to be determined by the Board of Directors of the Company (the “Record Date”) (and certain holders of warrants issued by the Company entitled to receive the same) non-transferable rights (the “Subscription Rights”) to subscribe for and purchase shares of Class B Common Stock (the “Rights Offering”);

WHEREAS, the Company desires to raise cash proceeds in the aggregate amount of approximately $100,000,000 in connection with the Rights Offering;

WHEREAS, in connection with the Rights Offering, holders of the Company’s Class A Common Stock and Class B Common Stock of record as of the Record Date (and certain holders of warrants issued by the Company entitled to receive the same) will receive one Subscription Right for each share of Class A Common Stock and Class B Common Stock held by them as of the Record Date;

WHEREAS, each Subscription Right will entitle the holder thereof to purchase the Share Purchase Number (as defined below) of shares of Class B Common Stock (the “Subscription Privilege”) at the Subscription Price (as defined below);

WHEREAS, at least ten days prior to the Record Date for the Rights Offering, the Board of Directors of the Company shall determine (i) the subscription price for the Subscription Rights (the “Subscription Price”), which price shall be set at a level which, in the good faith discretion of a special committee of the Board of Directors of the Company reflects as of the date of determination a sufficient discount from recent trading prices of the Class B Common Stock to achieve broad based participation on the part of shareholders of the Company in the Rights Offering; provided, however, that the Subscription Price shall not be higher than $6.15 per share of Class B Common Stock, and (ii) the number of shares that the holder of a Subscription Right is entitled to purchase in respect of such Subscription Right (the “Share Purchase Number”), which shall be set as nearly as possible to ensure that the total proceeds of the Rights Offering (assuming that all Subscription Rights are exercised) will be equal to (but not exceed) $100,000,000; and

WHEREAS, in order to facilitate the Rights Offering, the Company has offered to the Standby Purchasers the opportunity, and the Standby Purchasers have agreed and committed, to purchase at the Subscription Price, upon the terms and subject to the conditions set forth this Agreement, any shares of Class B Common Stock that are not purchased upon exercise of the Subscription Privilege in the Rights Offering (the “Unsubscribed Shares” and such offering, the “Standby Offering”).

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Standby Purchase Commitment.

(a) Standby Purchase Commitment. If and to the extent any Unsubscribed Shares are not purchased by holders of the Subscription Rights in connection with the Rights Offering, each of the Standby Purchasers severally (and not jointly) agrees to purchase from the Company and pay for, and the Company agrees to issue, deliver and sell to each such Standby Purchaser at the Subscription Price, a portion of the Unsubscribed Shares equal to (or if the Company so elects, less than) the percentage set forth opposite the name of such Standby Purchaser in Annex A hereto (the “Pro Rata Portion”). For the avoidance of doubt, in no event shall the Standby Purchasers be required to purchase Unsubscribed Shares for more than $6.15 per share or for an aggregate purchase price in excess of the amount set forth opposite such Standby Purchaser’s name on Annex A.

(b) Allocation of Unsubscribed Shares. Promptly following the expiration of the Rights Offering, the Company shall determine the number of Unsubscribed Shares. Upon the Company’s determination of the number of Unsubscribed Shares, which shall be deemed to be correct, absent manifest error, the Company shall promptly notify each of the Standby Purchasers in writing of the number of shares of Class B Common Stock to be purchased by such Standby Purchaser, which amount may be less than or equal to such Standby Purchaser’s Pro Rata Portion of the Unsubscribed Shares (the “Allocated Shares”).

(c) Closing. The closing of the purchase and sale of the Allocated Shares (the “Closing”) shall take place promptly following the closing of the Rights Offering at the place, time and date to be determined by the Company, which date will be no later than two business days after the closing of the Rights Offering (the “Closing Date”). At the Closing, the Company shall deliver or cause to be delivered to each of the Standby Purchasers (or his designee) one or more certificates (or evidence of book-entry records) representing the Allocated Shares to be issued to such Standby Purchaser (or his designee), and the Standby Purchaser shall deliver (or cause to be delivered) to the Company, in cash or other immediately available funds, the aggregate Subscription Price relating to such Allocated Shares.

(d) Withdrawal and Termination. At any time prior to the Closing Date, the Company may in its sole discretion withdraw or terminate the Rights Offering. In the event that the Company withdraws or terminates the Rights Offering, each of the Standby Purchaser’s rights and obligations under this Agreement shall terminate and the Company shall promptly return any payment previously made by such Standby Purchaser, without interest or other income.

(e) Expense Reimbursement. In consideration for each Standby Purchaser’s commitment to purchase his or its Allocated Shares upon the terms set forth herein, the Company shall promptly reimburse or pay, as the case may be, on the Closing Date, or if this Agreement is terminated prior to the Closing Date, within two (2) business days following such Standby Purchaser’s written request for reimbursement (accompanied by reasonable supporting documentation), the reasonable out-of-pocket costs and expenses incurred by such Standby Purchaser in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby, including reasonable and documented fees and disbursements of counsel to each Standby Purchaser.

Section 2. Certain Agreements of the Standby Purchasers. Each of the Standby Purchasers agrees with the Company that, until such time as the shares of Class B Common Stock to be issued pursuant to this Agreement are (as determined by the Company) no longer subject to restrictions on transfer under the applicable laws referred to in the legend below, the certificates or book-entry notations with respect to such shares shall bear a legend (and the Company’s share register shall bear a notation) substantially to the following effect (it being understood that the Company will, or will direct the transfer agent for the Class B Common Stock to, remove the legend on the certificates at such time as they are no longer subject to such restrictions):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, DELIVERED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO COMPLY WITH ALL SUCH RESTRICTIONS ON TRANSFER.

Section 3. Representations and Warranties of each Standby Purchaser. Each of the Standby Purchasers severally represents and warrants to the Company as follows:

(a) Formation. In the case of Stone House, it has been duly formed and is validly existing as a limited liability company in good standing under the laws of Delaware and has all requisite limited liability company power and authority to carry out the transactions contemplated by this Agreement.

(b) Power and Capacity. Such Standby Purchaser has full legal right and requisite power and capacity to enter into this Agreement and to exercise its rights and to perform its obligations hereunder.

(c) Authorization of Agreement; Enforceability. This Agreement has been (i) in the case of Stone House, duly authorized by all necessary limited liability company action on the part of Stone House, and (ii) in the case of each Standby Purchaser, duly and validly executed and delivered by such Standby Purchaser. This Agreement is valid, binding and enforceable against such Standby Purchaser in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(d) No Registration. Such Standby Purchaser understands that the shares of Class B Common Stock to be issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Standby Purchaser’s representations as expressed herein or otherwise made pursuant hereto.

(e) Accredited Investor. Such Standby Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(f) Information; Knowledge of Business. Such Standby Purchaser is familiar with the business in which the Company is engaged. Such Standby Purchaser (i) has knowledge and experience in financial and business matters, (ii) is familiar with the investments of the type that he or it is undertaking to purchase, (iii) is fully aware of the risks and uncertainties involved in making an investment of this type and (iv) is capable of evaluating the merits and risks of this investment. Such Standby Purchaser acknowledges that, prior to executing this Agreement, such Standby Purchaser has had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Company concerning the financial and other affairs of the Company.

(g) Availability of Funds. Such Standby Purchaser has available sufficient funds to pay the Subscription Price for his or its Allocated Shares. For the avoidance of doubt, the total number of Unsubscribed Shares may include all Class B Common Stock issuable in connection with the Rights Offering.

(h) Investment Intent. Such Standby Purchaser is acquiring his or its shares of Class B Common Stock for his or its own account with the intention of holding such shares for investment and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws, and such Standby Purchaser has no present intention of participating, directly or indirectly, in any sale, transfer or other distribution of the shares, except in compliance with applicable securities laws; provided, however, that this representation and warranty does not limit such Standby Purchaser’s right to sell the shares of Class B Common Stock in compliance with applicable federal and state securities laws.

(i) Securities Laws Compliance. The shares of Class B Common Stock offered by this Agreement will not be offered for sale, sold, or otherwise transferred by such Standby Purchaser except pursuant to a registration statement or in a transaction exempt from, or not subject to, registration under the Securities Act and any applicable state securities laws.

(j) No Manipulation or Stabilization of Price. Such Standby Purchaser has not taken and such Standby Purchaser will not take, directly or indirectly, any action designed to or that would constitute, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise, stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of any securities of the Company, and such Standby Purchaser is not aware of any such action taken or to be taken by any person.

Section 4. Representations and Warranties of the Company. The Company represents and warrants to each of the Standby Purchasers as follows:

(a) Existence and Good Standing; Authority. The Company is a corporation validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(b) Authorization of Agreement; Enforceability. This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly and validly executed and delivered by the Company. This Agreement is valid, binding and enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) Due Authorization and Issuance of Shares. All of the shares of Class B Common Stock to be issued pursuant to this Agreement will have been duly authorized for issuance prior to the Closing, and, when issued and distributed in accordance with the terms of this Agreement will be validly issued, fully paid and non-assessable; and none of such shares of Class B Common Stock will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s Articles of Incorporation, as amended, the Company’s Amended and Restated Bylaws, as amended, or any material agreement or instrument to which the Company is a party or by which it is bound.

(a) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of any agreement, indenture or instrument to which the Company is a party or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or any of its property, which such breach, default, lien, charge or encumbrance could reasonably be expected to have a Material Adverse Effect (as defined below), or (ii) result in a violation of the Company’s Articles of Incorporation, as amended, or the Company’s Amended and Restated Bylaws, as amended. Except as required by the Securities Act, the Exchange Act, and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement by the Company.

(b) SEC Compliance. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) with the Securities and Exchange Commission (the “Commission”) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

(c) Material Adverse Change. Since June 30, 2023, except as disclosed in the SEC Reports, there has been no event, occurrence or development that has had or that could reasonably be expected to have (i) a material adverse effect on the business, assets, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, or (ii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i) or (ii), a “Material Adverse Effect”).

(d) No Violation of Corporate Documents. The Company is not in violation of its Articles of Incorporation, as amended, or its Amended and Restated Bylaws, as amended, or in default under any agreement, indenture or instrument to which the Company is a party, the effect of which violation or default has had or would reasonably be expected to have a Material Adverse Effect.

(e) Litigation. Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, any subsidiary of the Company or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) that has had or would reasonably be expected to have a Material Adverse Effect.

(f) Oaktree Credit Amendment. As of the date hereof, the Company, Oaktree Fund Administration, LLC and the lenders party thereto have executed an amendment to the Term Loan Credit Agreement (the “Oaktree Credit Agreement”) among the Company, as borrower, the lenders party thereto, and Oaktree Fund Administration, LLC, as administrative agent and collateral agent. A copy of such amendment has been provided to the Standby Purchasers. After giving effect to such amendment, no event of default has occurred and is continuing under the Oaktree Credit Agreement.

(g) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Standby Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated thereby. The Company further acknowledges that Stone House is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Stone House or any of its representatives or agents in connection with this Agreement and the transactions contemplated thereby is merely incidental to their purchase of the Allocated Shares.

(h) Disclosure. From and after the time of the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, the Company represents to the Standby Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Standby Purchasers by the Company or any of its subsidiaries, or any of their respective officers, directors, employees, affiliates or agents in connection with the transactions contemplated by this Agreement; provided, however, that no representation is made under this provision as to any Standby Purchaser that is an officer or director of the Company.

Section 5. Conditions to Closing.

(a) Conditions to the Obligations of the Parties. The obligations of the Company and each of the Standby Purchasers to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) the Rights Offering shall have been consummated in accordance with the terms and conditions described on Annex B hereto and in the prospectus to be filed by the Company with the Commission in connection with the Rights Offering (the “Prospectus”);

(ii) no judgment, injunction, decree, regulatory proceeding or other legal restraint shall prohibit, or have the effect of rendering illegal, the consummation of the Standby Offering or the transactions contemplated by this Agreement; and

(iii) from the date hereof to the Closing Date, trading in the Class B Common Stock shall not have been suspended by the Commission or the NASDAQ Stock Market (“NASDAQ”).

(b) Conditions to Company’s Obligations. The obligations of the Company to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) the representations and warranties of each of the Standby Purchasers in Section 3 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date; and

(ii) each of the Standby Purchasers shall have performed and complied in all material respects with his or its covenants and obligations hereunder.

(c) Conditions to the Obligations of Each Standby Purchaser. The obligations of each of the Standby Purchasers to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) the representations and warranties of the Company in Section 4 shall be true and correct in all material respects (or, to the extent such representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of the date hereof and as of the Closing Date as if made as of such date (unless such representations and warranties are made as of a specific date, in which case they shall be accurate in all material respects (or, to the extent such representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date); and

(ii) the Company shall have performed and complied in all material respects with its covenants and obligations hereunder.

Section 6. Survival. The representations and warranties of the parties contained in this Agreement shall survive the Closing hereunder. Section 9 shall survive any termination of this Agreement for any reason.

Section 7. Covenants.

(a) SEC Filings. The Company shall file the Registration Statement relating to the Rights Offering (the “Registration Statement”) with the Commission as promptly as reasonably practicable after the date hereof and shall use best efforts to cause the Registration Statement to become effective. In addition, as soon as reasonably practicable after the Company is advised or obtains knowledge thereof, the Company shall advise each of the Standby Purchasers of (i) the time when any amendment or supplement to the Prospectus has been filed, (ii) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (iii) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the shares of Class B Common Stock for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for such purpose, (iv) the receipt of any comments from the Commission directed toward the Registration Statement or any document incorporated therein by reference, and (v) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company shall use its commercially reasonable efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible.

(b) Information About Standby Purchasers. Each of the Standby Purchasers agrees to furnish to the Company all information with respect to such Standby Purchaser that may be necessary or appropriate and will ensure that any information furnished to the Company for the Prospectus by such Standby Purchaser does not contain any untrue statement of material fact or omit to state a material fact required to be stated in the Prospectus or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Public Announcements. Neither the Company nor any Standby Purchasers shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party or parties hereto, which consent shall not be unreasonably withheld or delayed, except if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations, in which case the disclosing party shall consult in advance with respect to such disclosure with the other parties to the extent reasonably practicable.

(d) NASDAQ Listing. The Company shall cause the shares of Class B Common Stock issued to each of the Standby Purchasers hereunder to be listed on NASDAQ once such shares are (as determined by the Company) no longer subject to restrictions on transfer under the applicable laws referred to in the legend set forth in Section 2.

(e) Indemnification.

(i) From and after the execution of this Agreement, the Company shall indemnify and hold harmless each Standby Purchaser and its affiliates, equity holders, members, partners, general partners, managers, and its and their respective representatives and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses arising out of a claim asserted by a third party (collectively, “Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement, including the Rights Offering, the use of the proceeds of the Rights Offering, or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Company, affiliates of the Company, the Company’s creditors, the Company’s stockholders or any other person, and reimburse each Indemnified Person upon demand for reasonable documented legal or other third-party expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing, irrespective of whether or not the Rights Offering or the transactions contemplated by this Agreement are consummated or whether or not this Agreement is terminated; provided, however, that the foregoing indemnification will not apply to Losses to the extent that they resulted from (a) any breach by such Indemnified Person of this Agreement, or (b) statements or omissions in the Registration Statement or the Prospectus made in reliance upon or in conformity with information relating to such Indemnified Person furnished to the Company in writing by or on behalf of such Indemnified Person expressly for use in the Registration Statement or the Prospectus.

(ii) Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Company in respect thereof, notify the Company in writing of the commencement thereof; provided, that (a) the omission to so notify the Company will not relieve the Company from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (b) the omission to so notify the Company will not relieve the Company from any liability that it may have to such Indemnified Person otherwise than on account of this Section 7(e). In case any such Indemnified Claims are brought against any Indemnified Person and it notifies the Company of the commencement thereof, the Company will be entitled to participate therein, and, at its election by providing written notice to such Indemnified Person, the Company will be entitled to assume the defense thereof, with counsel reasonably acceptable to such Indemnified Person; provided, that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Company and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Company, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Company to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Company shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof or participation therein (other than reasonable costs of investigation) unless (1) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each jurisdiction in which local counsel is required)), (2) the Company shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after the Company has received notice of commencement of the Indemnified Claims from, or delivered on behalf of, the Indemnified Person, (3) after the Company assumes the defense of the Indemnified Claims, the Indemnified Person determines in good faith that the Company has failed or is failing to defend such claim and provides written notice of such determination and the basis for such determination, and such failure is not reasonably cured within ten (10) business days of receipt of such notice, or (4) the Company shall have authorized in writing the employment of counsel for such Indemnified Person.

(iii) In connection with any Indemnified Claim for which an Indemnified Person is assuming the defense in accordance with this Section 7(e), the Company shall not be liable for any settlement of any Indemnified Claims effected by such Indemnified Person without the written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Indemnified Claims is consummated with the written consent of the Company or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Company agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Company hereunder in accordance with, and subject to the limitations of, this Section 7(e). The Company shall not, without the prior written consent of an Indemnified Person (which consent shall be granted or withheld, conditioned or delayed in the Indemnified Person’s sole discretion), effect any settlement of any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (a) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (b) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(iv) If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 7(e)(i), then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Company, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Company, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. The Company also agrees that no Indemnified Persons shall have any liability based on their comparative or contributory negligence or otherwise to the Company, any person asserting claims on behalf of or in right of any of the Company, or any other person in connection with an Indemnified Claim.

Section 8. Termination.

(a) By a Standby Purchaser. Each Standby Purchaser may terminate this Agreement (i) upon the occurrence of a suspension of trading in the Class B Common Stock by NASDAQ, any suspension of payments with respect to banks in the United States or a declaration of war or national emergency in the United States, (ii) if the Company materially breaches its obligations under this Agreement and such breach is not cured within ten (10) business days following written notice to the Company or (iii) if the Rights Offering has not been consummated by December 1, 2023.

(b) By the Company. The Company may terminate this Agreement (i) in the event the Company, in its reasonable judgment, determines that it is not in the best interests of the Company and its stockholders to proceed with the Rights Offering, (ii) if consummation of the Rights Offering and/or the Standby Offering is prohibited by applicable law, rules or regulations, or (iii) if a Standby Purchaser materially breaches his obligations under this Agreement and such breach is not cured within ten (10) business days following written notice to such Standby Purchaser.

(c) Mutual Consent. This Agreement shall terminate if the parties agree in writing to the termination hereof.

(d) Effect of Termination. The Company and each of the Standby Purchasers hereby agree that any termination of this Agreement pursuant to this Section 8, shall be without liability to the Company or any Standby Purchaser, other than, in the case of a termination pursuant to Section 8(a)(ii) or 8(b)(ii), any liability resulting from a breach by a party of his or its obligations hereunder occurring prior to the date of termination.

Section 9. Board Nominee Right. Immediately prior to the Appointment Date, the board of directors of the Company (the “Board”) shall have expanded its size, if necessary, to create a vacancy for one (1) qualified nominee to be designated by Stone House. Stone House shall have, upon and following the date of this Agreement, the right to designate, subject to the terms and conditions of this Agreement, one nominee to the Board (the “Board Nominee”) which may be an employee or affiliate of Stone House. Stone House shall provide the Company written notice of the identify of a Board Nominee proposed to be nominated by Stone House. The Board shall in good faith and promptly (but in any case not later than the Appointment Date) consider whether such Board Nominee is qualified and suitable to serve as a member of the Board under all applicable corporate governance policies and guidelines of the Company and the Board and applicable legal, regulatory and stock exchange requirements (collectively, the “Applicable Requirements”). The Board and the appropriate committees of the Board shall in good faith consider the qualifications, suitability of the Board Nominee, and make any determinations with respect thereto in a manner consistent with considerations and determinations in respect of other members of the Board. Stone House shall cause the Board Nominee to make himself or herself reasonably available for interviews, to consent to such reference and background checks or other investigations and to provide such information (including information necessary to determine any disclosure obligations of the Company) as the Board or any committee thereof may reasonably request. If the Board determines that the Board Nominee meets the Applicable Requirements, then Stone House shall nominate, and the Board shall appoint such initial Board Nominee to the Board by not later than the sixty (60) days after the date of this Agreement (the date of each such appointment, an “Appointment Date”). Provided that such Board Nominee then meets the Applicable Requirements, then so long as Stone House (together with its affiliates) collectively beneficially own, as of the date of mailing of the Company’s proxy circular, proxy statement (or consent solicitation or similar document) for its annual meeting of shareholders (or consent in lieu thereof), at least 10% of the Class B Common Stock, as determined in accordance with Rule 13d-3 of the Exchange Act (the “Nomination Condition”), the Company shall nominate the Board Nominee for re-election as a director by the shareholders of the Company at the end of each term of such Board Nominee as part of the slate proposed by the Company that is included in the proxy circular, proxy statement (or consent solicitation or similar document) of the Company relating to the election of the Board. In the event that the Board determines that the Board Nominee does not meet the Applicable Requirements, or if such Board Nominee ceases to be a member of the Board at any time and for any reason, so long as the Nomination Condition has been satisfied at such time, Stone House may select another person as a designee as its Board Nominee and, if the Board determines that such nominee meets the criteria set forth above (including the Applicable Requirements), such designee shall become the Board Nominee and shall be promptly appointed by, or nominated for election by shareholders to, as applicable, the Board. The Board shall undertake any review of any such new Board Nominee in accordance with this paragraph and shall complete such review within a reasonable time following receipt by the Company of the identity of the Board Nominee, provided that during the pendency of such review, such Board Nominee shall promptly provide the Board with such information, and shall make himself or herself available to the Board, as the Board in its sole discretion, acting reasonably, deems necessary to complete its review of such Board Nominee. Notwithstanding anything else contained in this Agreement to the contrary, if at any time following the Closing, the Board Nominee is not a member of the Board for any reason and a new Board Nominee has not been appointed by Stone House, as long as at such time the Nomination Condition has been satisfied and continues to be satisfied, Stone House shall be entitled to designate an observer at meetings of the Board, and the Company shall provide all materials that are provided to other members of the Board in connection with such meetings to such observer, unless such attendance or the provision of such materials would result in an actual conflict of interest or violate any of the applicable corporate governance policies and guidelines or applicable legal, regulatory or stock exchange requirements or would result in the loss of attorney-client privilege. It is understood that any such observer in its capacity as such (i) shall not have any fiduciary duties to the Company, any of the Company’s affiliates, the Board or any shareholder of the Board or any other person with respect to the business and affairs of the Company or any affiliate of the Company, whether existing at law or equity, but (ii) shall be obligated to keep confidential any information provided to such observer in accordance with such reasonable terms as are prescribed by the Board. The Board Nominee shall be subject to the policies and requirements of the Company and the Board, in a manner consistent with the application of such policies and requirements to other members of the Board. The Company shall treat any Board Nominee appointed or elected to the Board in the same manner as any other member of the Board as to (i) reimbursement of expenses incurred in connection with Board service and (ii) indemnification and advance of expenses and coverage under director and officer insurance.

Section 10. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered in person, (b) on the third (3rd) business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

If to the Company:

RumbleOn, Inc.

901 W. Walnut Hill Lane

Irving, TX 75038

Attn: Chief Financial Officer

With a copy to:

Baker Botts L.L.P.

2001 Ross Avenue, Suite 900

Dallas, TX 75201

Attn: Geoffrey L. Newton

Sarah J. Dodson

If to the Standby Purchasers:

Mark Tkach

1188 East Camelback Road

Phoenix, AZ 85014

William Coulter

1188 East Camelback Road

Phoenix, AZ 85014

Stone House Capital Management, LLC
1019 Kane Concourse
Suite 202
Bay Harbor Islands, Florida 33154

with a copy to:

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, NY 10112

Attn: Rick A. Werner

Greg Kramer

Alla Digilova

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 10.

Section 11. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the Standby Purchasers and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 12. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware. Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this agreement or the transactions contemplated by this Agreement.

Section 13. Amendments. This Agreement may be modified or amended only with the written consent of the Company and each of the Standby Purchasers.

Section 14. Severability. If any provision of this Agreement shall be invalid under the applicable law of any jurisdiction, the remainder of this Agreement shall not be affected thereby.

Section 15. Independent Nature of Standby Purchasers’ Obligations and Rights. The obligations of each Standby Purchaser under this Agreement and with respect to the Standby Offering are several and not joint with the obligations of any other Standby Purchaser, and no Standby Purchaser shall be responsible in any way for the performance of the obligations of any other Standby Purchaser under any this Agreement or with respect to the Standby Offering. The decision of each Standby Purchaser to purchase shares of Class B Common Stock pursuant to this Agreement or in the Rights Offering has been made by such Standby Purchaser independently of any other Standby Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Standby Purchaser or by any agent or employee of any other Standby Purchaser, and no Standby Purchaser or any of its agents or employees shall have any liability to any other Standby Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained in this Agreement, and no action taken by any Standby Purchaser pursuant thereto or with respect to the Rights Offering, shall be deemed to constitute the Standby Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Standby Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Rights Offering. Each Standby Purchaser acknowledges that no other Standby Purchaser has acted as agent for such Standby Purchaser in connection with making its investment hereunder and that no other Standby Purchaser will be acting as agent of such Standby Purchaser in connection with monitoring its investment hereunder. Each Standby Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Standby Purchaser to be joined as an additional party in any proceeding or action for such purpose.

Section 17. Miscellaneous.

(a) The recitals to this Agreement are incorporated herein and made a part hereof. The parties agree that the recitals are an integral part of this Agreement.

(b) Notwithstanding any term to the contrary herein, no person other than the Company or the Standby Purchasers shall be entitled to rely on and/or have the benefit of, as a third party beneficiary or under any other theory, any of the representations, warranties, agreements, covenants or other provisions of this Agreement.

(c) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

(e) The Standby Purchasers shall not assign this Agreement or any of their respective rights or obligations hereunder without the Company’s prior written consent, except that any Standby Purchaser may assign their rights and obligations hereunder to any affiliated investment fund.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has executed this Agreement on and as of the date first set forth above.

COMPANY:

RUMBLEON, INC.

By:	/s/ Blake Lawson
Name:	Blake Lawson
Title:	CFO

STANDBY PURCHASERS:

MARK TKACH

By:	/s/ Mark Tkach
Name:	Mark Tkach

WILLIAM COULTER

By:	/s/ William Coulter
Name:	William Coulter

STONE HOUSE CAPITAL MANAGEMENT, LLC

By:	/s/ Mark Cohen
Name:	Mark Cohen
Title:	Managing Member

[Signature Page to Standby Purchase Agreement]

ANNEX A

PRO RATA PORTIONS

Standby Purchaser	Pro Rata Portion	Maximum Purchase Price
Mark Tkach	25%	$25,000,000
William Coulter	25%	$25,000,000
Stone House Capital Management, LLC	50%	$50,000,000

ANNEX B

Terms of the Rights Offering

Issuer	RumbleOn, Inc.

Securities	One Subscription Right to purchase the Share Purchase Number of shares of Class B Common Stock for each share of Class A Common Stock or Class B Common Stock outstanding (or in the case of certain warrants, treated as outstanding) as of the Record Date.

Registration	The shares of Class B Common Stock issuable upon the exercise of the Subscription Rights will be registered under the Securities Act pursuant to a registration statement on an appropriate form to be filed by the Company with the Commission.

Listing	The shares of Class B Common Stock to be issued upon the exercise of the Subscription Rights will be listed on NASDAQ.

Transfer	The Subscription Rights will not be transferable.

Subscription Rights	Each Subscription Right will entitle the holder to purchase the Share Purchase Number of shares of Class B Common Stock at the Subscription Price. The Subscription Price will be paid in cash. Holders of Subscription Rights will not receive fractional shares of Class B Common Stock upon exercise. Instead, the number of shares issuable will be rounded down to the nearest whole number.

Over-Subscription Rights	If the holder of a Subscription Right fully exercises its Subscription Rights and other holders do not fully exercise their Subscription Rights, such holder will have an over-subscription right that entitles it to purchase, at the same Subscription Price, additional shares of Class B Common Stock that remain unsubscribed at the Expiration Date. Each holder who fully exercises its Subscription Right shall be entitled to indicate the number of additional shares of Class B Common Stock to be purchased by such holder pursuant to its over-subscription right. If an insufficient number of shares of Class B Common Stock are available to fully satisfy all over-subscription right requests (i.e., if the additional shares would otherwise exceed the total Share Purchase Numbers of all Subscription Rights issued in the Rights Offering), the available shares of Class B Common Stock issuable will be distributed proportionately among rights holders who exercise their over-subscription right, based on the number of shares each holder initially subscribed for under the subscription right.

Subscription Price	A price to be determined by a special committee of the Board of Directors of the Company. The price will be set at a level which, in the good faith discretion of the special committee reflects as of the date of determination a sufficient discount from recent trading prices of the Class B Common Stock to achieve broad based participation on the part of shareholders of the Company in the Rights Offering; provided, however, that the Subscription Price shall not be higher than $6.15 per share of Class B Common Stock. The aggregate Subscription Price for the offering shall in no event exceed $100,000,000.

Record Date	The Record Date for the Rights Offering will be set by the Board of Directors in accordance with the applicable requirements of the NASDAQ listing rules.

Expiration Date	The Rights Offering will expire at 5:00 p.m., Eastern Time, on a date set by the Board of Directors, which will be no more than 25 days after the commencement of the Rights Offering, subject to extension or earlier termination.